UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2008

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

14 Wall Street, Suite 1620, New York, New York 10005
(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:   (800) 361-5540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pinnacle Note

On September 23, 2008, Acies Corporation (the “Company,” “we,” and “us”) entered into an 18% Convertible Promissory Note (the "Pinnacle Note") in favor of Pinnacle Three Corporation ("Pinnacle") to evidence $172,653 of loans advanced to the Company by Pinnacle during the months of August and September 2008.  Under the terms and conditions of the Pinnacle Note, the Company promised to pay to Pinnacle a principal sum in the amount of the $172,653, together with accrued and unpaid interest at the rate of 18% per annum, on September 23, 2009 (the “Maturity Date”). The Pinnacle Note is convertible into shares of the Company’s common stock at an exercise price of $0.02 per share at any time prior to the Maturity Date.  Computation of interest on the Pinnacle Note is made on the basis of a 360 day year for actual days elapsed.  The Pinnacle Note can be redeemed by the Company by payment of the entire principal and interest outstanding under the Pinnacle Note to Pinnacle.  The Company must provide 30 days notice to Pinnacle prior to redemption.

Firer Note

On September 23, 2008, the Company entered into an 18% Convertible Promissory Note (the "Note") in favor of Oleg Firer, the Company’s Chief Executive Officer and a Director of the Company, to evidence the amount of $185,000 owed by the Company to Mr. Firer in connection with various expenses paid by Mr. Firer on the Company’s behalf and reimbursements he is owed dating back to April 2006.

Under the terms and conditions of the Note, the Company promised to pay to Mr. Firer a principal sum in the amount of $185,000, together with accrued and unpaid interest at the rate of 18% per annum, on September 23, 2009 (the “Note Maturity Date”). The Note is convertible into shares of the Company’s common stock at an exercise price of $0.02 per share at any time prior to the Note Maturity Date.  Computation of interest on the Note is made on the basis of a 360 day year for actual days elapsed.  The Note is redeemable by the Company by payment of the entire principal and interest outstanding under the Note to Mr. Firer.  The Company must provide 30 days notice to Mr. Firer prior to redemption.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in more detail above under Item 1.01, in September 2008, we issued an 18% Convertible Promissory Note in the principal amount of $172,653 to Pinnacle Three Corporation and an 18% Convertible Promissory Note in the principal amount of $185,000 to Oleg Firer.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, since the foregoing issuances did not involve a public offering, the recipients will take the shares for investment and not resale, the recipients were “accredited investors” and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Convertible Promissory Note with Pinnacle Three Corporation

10.2*	Convertible Promissory Note with Oleg Firer

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Date:  September 29, 2008